UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2011

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

7170 Glover Drive
Milner, British Columbia, Canada V0X 1T0
(Address of principal executive offices)

Registrant’s telephone number, including area code:
604.888.0420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This Current Report on Form 8-K is being amended to reflect a change in the date of the Share Exchange Agreement from March 7, 2011 to May 2, 2011. The date of the Share Exchange Agreement is being amended based upon the additional time required for due diligence and to satisfy the conditions precedent for closing, which also included extension of the closing date to no later than June 30, 2011.

SECTION 1.     REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01    Entry into a Material Definitive Agreement

As used in this current report, the terms “we”, “us” and “our” refer to Urban Barns Foods Inc., the registrant, a Nevada company.  References to “Priveco”, refer to Non Industrial Manufacture Inc., a private corporation formed under the laws of the Province of Alberta. On May 2, 2011, we entered into a share exchange agreement (the “Share Exchange Agreement”) with Priveco and the shareholders of Priveco (the “Priveco Shareholders”). Pursuant to the terms and provisions of the Share Exchange Agreement, we agreed to acquire from the Priveco Shareholders all of the total issued and outstanding shares of Priveco’s Class A common stock in exchange for the issuance to the Priveco Shareholders of an aggregate 2,500,000 shares of our restricted Class B common stock. Each Class B Share shall: (i) have 20 votes per share; and (ii) be convertible twelve (12) months from issuance into twenty (20) shares of our common stock (the “Conversion Ratio”), which common stock shall be designated as Class A.

The following is a further brief description of the terms and conditions of the Share Exchange Agreement that are material to us:

1.	no material adverse change will occur with the business or assets of our company or Priveco since the effective date of the Share Exchange Agreement;

2.	Priveco will have no more than 50,000,000 shares of Class A common stock issued and outstanding on the closing date of the Share Exchange Agreement;

3.
our company and Priveco will be reasonably satisfied with their respective due diligence investigation of each other, and the closing shall occur as soon as possible after the effective date of the Share Exchange Agreement but in no event after June 30, 2011 unless extend by agreement by the parties (the “Closing”);

4.
Priveco will have delivered to our company audited financial statements since inception and the interim period ending April 30, 2011, prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;

Our management believes that acquisition of Priveco as a wholly-owned subsidiary would be beneficial to the company and its shareholders allowing us to develop a hi output low input growing machine for vertical indoor farming. This growing machine would incorporate controlled environment agriculture as taught at the University of Arizona and create efficient second generation manufacturing processes.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by the contents of the Share Exchange Agreement attached as Exhibit 10.1 to this current report.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will consummate the Share Exchange Agreement. .

Item 9.01    Exhibits

(c)	Exhibits. The following exhibits are included as part of this report:

10.1
Share Exchange Agreement dated May 2, 2011 among Urban Barns Foods Inc., Non Industrial Manufacture Inc., a private corporation formed under the laws of the Province of Alberta (“NIM”), and the shareholders of NIM (the “NIM Shareholders”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 30, 2011	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Jacob Benne
Jacob Benne
President, Chief Executive Officer, Director